THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

AMERICAN  DEPOSITARY  RECEIPTS

February 9, 2004

U.S. Securities & Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Attn.:  Document Control

Re:   American Depositary Shares evidenced by American Depositary Receipts representing Series C shares of  Grupo Modelo, S.A. de C.V. (Form F-6 Registration No.  333-111743).

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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting a change in the number of shares represented by each American Depositary Share.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the revised form of ADR certificate.

Please contact me with any questions or comments on 212 815-4372.

Very truly yours,

/s/ Perry Palma Gil

Perry Palma Gil

Assistant Treasurer

Tel (212) 815-4372

Fax (212) 571-3050

E-mail: ppalmagil@BankofNY.com

Encl.

cc:    Paul Dudek, Esq.